As a result of, and pursuant to,
the consummation on March 24, 2005
of the business combination
transaction between Sears,
Roebuck and Co. ("Sears") and Kmart
Holding Corporation, pursuant to
which Sears became a wholly owned
subsidiary of Sears Holdings Corporation
("Holdings"), the Reporting Person's
Sears securities were converted into
the right to receive Holding's
securities as follows:

1. Each share of common stock was
converted into the right to receive
either .5 of a share of Holdings
common stock or $50 in cash, subject
to proration calculations that have
not been completed;
2. Each option to acquire a share
of Sears common stock fully vested
and was converted into the right to
receive in cash the excess of $_____
over the exercise price of option;
3. Each common share unit was converted
into .5 of a common share unit of
Holdings; and
4. Each deferred share fully vested
and was converted into .5 of a share
of Holdings common stock.

As a result of the transaction, the
Reporting Person does not own any
Sears' derivative or non-derivative
securities.